Exhibit 99.1

Proprietary & Confidential Technology | Insight | Innovation Roadshow Presentation May 2017

Disclaimer Forward Looking Statements Certain statements included in this presentation are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the proposed transaction between Quinpario Acquisition Corp. 2 (“Quinpario”), SourceHOV Holdings, Inc. (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), the estimated or anticipated future results and benefits of the combined company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Quinpario, SourceHOV and Novitex management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Quinpario’s, SourceHOV’s and Novitex’s respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which SourceHOV and Novitex operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which SourceHOV and Novitex operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Quinpario, SourceHOV or Novitex management teams; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction or that the approval of the stockholders of Quinpario is not obtained; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the businesses of Quinpario, SourceHOV and Novitex; uncertainty as to the long-term value of Quinpario’s common stock; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in Quinpario’s Annual Report on Form 10-K for the year ended December 31, 2016 under the heading “Risk Factors,” as updated from time to time by Quinpario’s Quarterly Reports on Form 10-Q and other documents of Quinpario on file with the Securities and Exchange Commission (“SEC”) or in the definitive proxy statement that will be filed with the SEC by Quinpario. There may be additional risks that neither Quinpario, SourceHOV or Novitex presently know or that Quinpario, SourceHOV or Novitex currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Quinpario’s, SourceHOV’s and Novitex’s expectations, plans or forecasts of future events and views as of the date of this communication. Quinpario, SourceHOV and Novitex anticipate that subsequent events and developments will cause Quinpario’s, SourceHOV’s and Novitex’s assessments to change. However, while Quinpario, SourceHOV and Novitex may elect to update these forward-looking statements at some point in the future, Quinpario, SourceHOV and Novitex specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Quinpario’s, SourceHOV’s and Novitex’s assessments as of any date subsequent to the date of this presentation. This presentation shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Additional Information about the Transaction and Where to Find It In connection with the proposed transaction, Quinpario intends to file a definitive proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the stockholders of Quinpario and will contain important information about the proposed transaction and related matters. Investors and security holders of Quinpario are advised to read, when available, the definitive proxy statement in connection with Quinpario’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed transaction because the proxy statement will contain important information about the proposed transaction and the parties to the proposed transaction. The definitive proxy statement will be mailed to stockholders of Quinpario as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Quinpario Acquisition Corp. 2, 12935 N. Forty Drive, Suite 201, St. Louis, MO 63141, e-mail: mhzona@quinpario.com. Participants in Solicitation Quinpario and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Quinpario stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in Quinpario of directors and officers of Quinpario in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 6, 2017. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Quinpario’s stockholders in connection with the proposed mergers will be set forth in the definitive proxy statement for the proposed transaction when available. Non-GAAP Financial Measure and Related Information This presentation includes EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA, and Adjusted Revenue – each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). SourceHOV and Novitex believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to SourceHOV’s and Novitex’s financial condition and results of operations. SourceHOV and Novitex do not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in SourceHOV’s and Novitex’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP measures should not be considered in isolation of, or as an alternative to, GAAP financial measures. In addition, certain of the financial information of the target companies contained herein is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in future filings by Quinpario with the SEC. You should review SourceHOV’s and Novitex’s audited financial statements, which will be presented in Quinpario’s proxy statement filed with the SEC and to be delivered to Quinpario’s stockholders, and not rely on any single financial measure to evaluate SourceHOV’s and Novitex’s businesses. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the Appendix to this presentation. 2

Management Presenters Years at SourceHOV / Novitex(1) Years of Experience Presenter Title Chief Executive Officer – Exela Technologies 30 24 Chief Financial Officer – Exela Technologies 25 16 SVP, Business Strategy – Exela Technologies 10 10 Principal – Apollo Management 9 3 (1) Includes experience at acquired entities 3 Joshua Black Matt Brown Jim Reynolds Ron Cogburn

Presentation Agenda 1 Transaction Overview 2 Exela Technologies Overview 3 Combination Rationale and Key Investment Highlights 4 Financial Performance 5 Conclusion and Q&A 4

Transaction Overview 5

Transaction Overview

Transaction Summary	▪ On February 21, 2017, SourceHOV Holdings, Inc., Novitex Holdings, Inc. and Quinpario Acquisition Corp. 2, announced a combination to form Exela Technologies ("Exela" or the "Company")
	▪ Formation of Exela creates category leader in the Business Process Outsourcing ("BPO") industry
	  ▪ One of the largest global providers of information and transaction processing solutions
	  ▪ Serves over 60% of Fortune® 100 and total of 3,500+ customers in 50+ countries
	  ▪ Diversified across end-markets, with strong position in Financial Services and Healthcare
	  ▪ Best-in-class margin and free cash flow profile – ~24% 2016 Pro Forma Adjusted EBITDA(1) margin with ~87% FCF conversion(2)

Valuation, Ownership & Capital Structure	▪ Transaction valued at ~$2.8 billion, a ~7.4x multiple of 2017E Pro Forma Adjusted EBITDA ▪ Exela will be listed on the NASDAQ Global Select Market; implied market capitalization of ~$1.4 billion based on transaction valuation ▪ Equity holders of SourceHOV and Novitex will each roll 100% of their ownership stake in SourceHOV and Novitex, respectively, in the combined company ▪ Pro forma net leverage of 3.8x(3) based on 2016 Pro Forma Adjusted EBITDA(1) of $350 million
Board of Directors	▪ 8 member Board of Directors with 5 "independent directors" as defined by Nasdaq and applicable SEC rules
Timing	▪ The transaction is expected to close and fund between late May and late June, subject to receipt of certain regulatory approval and other customary closing conditions

(1) *Includes the adjustment for the acquisition of TransCentra as if it had closed on 1/1/2016 and pro forma adjustments, actioned and in process adjustments and $37.5 million of combined company synergies*
(2) *Free Cash Flow Conversion defined as (Adj. EBITDA – Capex) / Adj. EBITDA*
(3) *Capital structure assumes QPAC2 Trust / PIPE investment of $275 million*

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Sources & Uses and Pro Forma Capitalization ($ in millions) $1,350 275 806 306 $1,497 1,112 90 38 Committed Debt Financing QPAC2 / PIPE Equity(1) SourceHOV Rollover Value Novitex Rollover Value Refinanced Debt Equity Rollover Value Fees, Expenses & OID Cash to Balance Sheet Number of Shares ($ in million s) % total Capitalization Multiple of 2017E EBITDA(2) ($ in millions) % Ownership $ SourceHOV Shareholders Novitex Shareholders PIPE / Public Shareholders(4) Founders 80.6 30.6 26.6 5.6 56% 21% 19% 4% Total Net Debt(3) Total Equity $1,338 1,443 48% 52% 3.5x 3.8x (1) (2) (3) (4) QPAC2 Trust may increase cash in trust up to $350 million at the closing of this transaction Based on total pro forma EBITDA of $377.5 million, reflecting the midpoint of guidance range and including pro forma impact of estimated initial cost synergies of $37.5 million in 2017E Includes $1,350 million of debt, $65 million of capital leases and $77 million of cash Includes 17.5 million common shares and 9.1 million common shares underlying $100 million of convertible preferred stock 7 Total 143.4 100% Total Capitalization $2,781 100% 7.4x Targeted Pro Forma Ownership at Close Targeted Pro Forma Capitalization at Close Total Sources $2,737 Total Uses $2,737 Uses Sources Targeted Sources & Uses at Close

Exela Technologies Overview 8

Exela Technologies – At a Glance

SourceHOV
Leading provider of platform-based enterprise information management and transaction processing solutions

\+

Novitex
Leading provider of document management and digital business process services exela
Leading global information and transaction processing platform in the BPO industry

Exela Technologies Business Overview

- Exela Technologies is one of the largest global providers of information and transaction processing solutions
- Offerings delivered across three reportable business segments:
  - Information and Transaction Processing Solutions ("ITPS")
  - Healthcare Solutions ("HS")
  - Legal & Loss Prevention Services ("LLPS")
- Solutions address the life cycle of transaction processing and enterprise information management
- Value proposition positions Exela as a core business operations and technology partner to clients
- Industry solutions are provided across multiple end market verticals including healthcare, banking & financial services, insurance, public sector, legal, and commercial

2016 Revenue by Category[1]

Revenue by Segment



LLPS
7%
HS
17%
ITPS
76%

Revenue by End-market



Commercial & Other[3]
25%
Financial Services
32%
Legal
8%
Public Sector
10%
Healthcare
24%

Key Highlights

2016 Adj. Revenue[1]: $1.4 billion	2016 Pro Forma Adj. EBITDA[1][2] / margin: $350 million / 24%	3,500+ customers >60% of Fortune® 100 Across 50+ countries	1,250+ onsite facilities ~150 delivery centers ~23,500 employees

(1) *Includes the adjustment for the acquisition of TransCentra as if it had closed on 1/1/2016*
(2) *Includes pro forma adjustments, actioned and in process adjustments and $37.5 million of combined company synergies*
(3) *Includes Novitex Offsite / Other and Canada revenue*

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Exela Technologies Will Be a Leading Global Information and Transaction Processing Company Exela uses a combination of data-driven processes, technology, and human capital, delivered through integrated, Enterprise Information Management and Transaction Processing Solutions platforms to enable mission-critical industry solutions Transaction Processing Solutions Payment Solutions Healthcare Solutions Retail & Wholesale Remittance Processing Electronic Bill Payment & Presentment Remote, Mobile, and Paper Payments Payment Gateway & Exception Handling Liquidity Solutions Enrollments & Policy Management Scheduling & Prescription Management Medical Coding & Auditing Claims Processing & Adjudication Revenue Integrity & Payment Solutions Medical Records Management Banking Solutions F&A Solutions Enterprise Information Management ed ication Services Loan Origination & Servicing Cross Border Clearing & Settlements Sanctions, KYC, AML & Fraud Detection Mobile Banking Platforms Multi-Network Gateways Integrated Accounts Payable & Receivable Expense Management Supplier/Buyer Management Contract Management Journaling & Reconciliation Facilitate the exchange, consolidation, organization, analysis, and presentment of large amounts of structured and unstructured data intelligent ation and ent for automated engagement and response through any media channel Public Sector Solutions Legal & Loss Prevention Solutions Tax Return Processing Benefits Administration Fraud, Waste & Abuse Detection Big Data Mining & Analytics Records Management Class Action Settlement Administration eDiscovery & Litigation Support Data Breach & Identity Theft Management Risk Management & Preventative Remediation Apply industry and customer specific rules-based data validation, management of exceptions, business automation and outcome resolutions to complete transactions 10 Unifi Commun Provide communic presentm

Exela Technologies Ecosystem Specialized knowledge platforms rooted through decades of industry experience Transaction Processing Solutions Delivering innovative industry solutions and specialized technology which incorporate data validation, exception management, business automation, and outcome resolutions Exela offers a broad range of proprietary, web-and mobile-based, modular platform applications that are paired with its industry-specific solutions to automate and extract business intelligence, execute transactions, enable decisioning, and accelerate its clients’ digital transformation strategies Providing proprietary analytic solutions to seamlessly aggregate, process, categorize, analyze, and present various sources of structured and unstructured data Enterprise Information Management 11

Select Examples of Exela’s Offerings Across Mortgage loan processing for a large global bank Diverse End-Markets Customer Problem Unstructured data needs to be indexed, validated, summarized, and analyzed for decisioning Compliance requires accurate organization, tracking, and analysis Traditionally human labor and time intensive Exela Solution Combine and classify documents from different sources / media into a single structured data package Analytical, judgement-based processing to facilitate underwriting, Know Your Customer (“KYC”), Anti-Money Laundering (“AML”), and sanction management Secure unified communication services between bank and customers Electronic and physical presentment of regulatory correspondence and mailings Archival, retrieval, and tracking of records and analytics The Exela Advantage Tech-enabled automated solution significantly reduces turnaround times, human error, and cost Enhances end-consumer experience One-stop-hub for loan process lifecycle Improves client interdepartmental connectivity and transparency Searchable client data and actionable analytics Optional plug-and-play customizable applications 12

Select Examples of Exela’s Offerings Across Diverse End-Markets Accounts Payable (“AP”) processing and management for a large grocery retail chain Customer Problem Disparate supplier connectivity Unorganized invoice inflow in multiple formats Cash flow management and forecasting Lack of expense management controls Exela Solution Business-to-Business platform connecting suppliers, buyers and consumers via web-based portals, mail, fax and mobile applications to streamline invoice processing Requisition Management Purchase Order Management E-Invoice Capture 3-Way-Matching Workflow Liquidity Solutions Contract Management Expense Management Analytics & Data Mining Supplier & Buyer Management Payment Gateway The Exela Advantage Automates AP processing, providing transparency and accountability Enables paperless submissions of invoices Centralizes and organizes payment processing, pricing, terms, and vendor management Cuts invoice time and improves control over working capital 13

Select Examples of Exela’s Offerings Across Diverse Tax return processing for the department of revenue for a U.S. state End-Markets Customer Problem Need to serve constituents more efficiently Reduce turnaround time and overall cost of processing returns Fraud, waste and abuse detection Exela Solution Tax form submission through both online portal and mailroom data capture Data validation and form processing through rules engines, database matching, and exception handling Fraud Detection, non-filer identification, and demographic trend analysis Payment gateway for all payment types and account reconciliation Tax payer support, call center, and virtual agents Communications and presentment, and mailings The Exela Advantage Significantly improves tax return processing through automation Able to reduce turnaround time from 21 days to 4 days Enhances constituent’s experience from preparation and filing to payment processing Customized real-time analytics dashboard Machine learning, “Big Data” automation for FWA and anomaly detection 14

Select Examples of Exela’s Offerings Across Diverse End-Markets Full life-cycle of back-office processes for a large healthcare insurance company Customer Problem Complex documentation and unstructured data Need to improve service and customer experience Regulatory requirements for rapid turnaround times Exela Solution Management and verification of identities, entitlements, and qualifications Physical and electronic claims receipt Classify and verify data while also applying provider-specific business rules Adjudicate claims and bill relevant party Identify over-and underpayments and detect fraud Final communications, payment processing, and medical records management The Exela Advantage Digital transformation and paperless submission of complex claims Full cycle solution connecting payers and providers Price and payment status transparency and deficiency notification Contract / plan specific rules automation Adjudication automation for improved accuracy and turnaround times Enhance user experience and mobility 15

Exela's Global Footprint is Poised to Pursue Significant Whitespace Opportunities

SourceHOV Geographic Presence


120+ delivery centers globally and customers in 50+ countries
Delivery Locations
Partner Locations

Novitex Geographic Presence


1,250 on-site customer locations

PF Revenue by Geography(1)


Europe 9%
Americas 91%

- Enhanced bid capabilities and global footprint for expansion within multi-national customer base drive cross-selling and revenue synergy opportunities
- International footprint enables expansion within multi-national customers from a regional to a global vendor, servicing multiple contracts, languages and regional pricing, under global master service agreements
- Increased cross-sector domain strength and brand recognition with greater advertising and marketing penetration
- Greater scale, reliability, range of service offerings, and cross-referencing providing upside across whitespace

(1) Includes the adjustment for the acquisition of TransCentra as if it had closed on 1/1/2016

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Combination Rationale and Key Investment Highlights 17

Exela Technologies Key Investment Highlights

Leading information and transaction processing company within the broader BPO industry

- **Global single-source provider of technology-enabled,** mission-critical industry solutions
- Well-positioned in **large and growing, information-intensive industries** such as Financial Services and Healthcare
- **Well diversified across clients and end-markets** – serve 3,500+ clients including **over 60% of the Fortune® 100**
- **Significant growth opportunities** through enhanced capabilities, brand recognition and cross-selling
- **Strong financial model** – recurring revenues (~90%), strong margins (~24% PF Adjusted EBITDA) and strong free cash flow generation (~87% of PF Adjusted EBITDA)
- **Significant and highly achievable cost synergies** across COGS, G&A and facility consolidation to be executed by Year 2
- **Highly experienced management** with track record of successful integrations, realizing cost savings and margin transformation
- **Favorable operating metrics and highly attractive valuation relative to peer group**

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Global Single-source Provider of Technology-enabled, Mission-critical Industry Solutions …Provided Through a Comprehensive Full Cycle Service Offerings… Suite of Tech-Enabled Platforms Enterprise Information Management Unified Communications Services Document Logistics Services Business intelligence platform for data aggregation, visualization and optimization Banking services and global payment gateway Integrated, multi-channel mobile banking and money management platform Alerts and Notification Claims Submissions and Processing AP / AR Management Payment Processing Accounts payable exchange and automation platform Comprehensive solution for collaborative project management Master data and document management, workflow-driven, AI-enhanced platform Multi-industry exchange for electronic or paper claims processing Intelligent travel and expense management application Highly configurable loan origination, liquidity and servicing mobile platform Tax processing Adjudication Medical Coding and Benefit Management Project Management Revenue Integrity Legacy SourceHOV Legacy Novitex 19 Exela is positioned as a core operations and technology partner to clients

Well-Positioned in Large and Growing, Information-Intensive Industries Such as Financial Services and Healthcare

Global addressable BPO market stands at ~$420 billion, growing at ~6% annually

Large and Growing Addressable BPO Market

($ in billions)



Industry-Specific Business Process Services
Multi-Industry Business Process Services
$419
$149
$270
6.1% CAGR
5.4% CAGR
$522
$189
$333
5.7% CAGR
2016E
2020E

Key Market Trends

- ✓ More automation coupled with industry-specific solutions and domain expertise offers higher value-add
- ✓ Customers continue to look to enhance profitability and increase efficiency and reliability
- ✓ Increasingly mission-critical as business processes become more complex
- ✓ High costs / risky to switch providers and generally a long-term strategic commitment from the customers

Healthcare and Financial Services are High Growth End Markets

- **Healthcare (~7% CAGR 2016E – 2020E)**
  - Healthcare remains the fastest growing marketplace
  - Frequently evolving HIPPA regulations require outsourced solution
  - Aging population driving transaction volume
- **Financial Services (~5% CAGR 2016E – 2020E)**
  - Automated solution is *the* standard in transaction processing
  - Non-cyclical market with continued technology innovation
  - Strict and frequently changing regulations require outsourced solution

Source: NelsonHall

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Well Diversified Across Clients and End-markets Industry leading solutions delivered to 3,500+ customers around the world End Market Representative Customers Commercial & Other (2) 25% 10/10 Top U.S. Banks 120+ Global Banks 9/10 Top U.S. Insurance Companies 50+ Global Insurance Companies Financial Services 32% Legal 8% Public Sector 10% 5/5 Top Healthcare Insurance Payers 900+ Healthcare Providers Healthcare 24% 30+ States & Counties 80+ Government Entities SourceHOV Novitex #1 Customer 6% #2 – #10 15% #1 Customer 7% 98% Am Law® 100 #2 – #10 30% Over 60% of Fortune® 100 4/5 World’s Largest Retail Chains 5/5 Top U.S. Telecom Companies 40+ Utility Companies (1) (2) Includes the adjustment for the acquisition of TransCentra as if it had closed on 1/1/2016 Includes Novitex Offsite / Other and Canada revenue 21 Commercial & Other Legal Revenue by Top Customers Public Sector Healthcare Financial Services Revenue by End-market(1)

Significant Growth Opportunities SourceHOV and Novitex have invested significantly in their operations over the last years and have reached an inflection point in growth which will be magnified by the combination Leverage full cycle service offering to cross-sell and up-sell Expand existing customer relationships by leveraging enhanced global footprint Combined scale and operations expertise creates “one-stop-shop” for new and existing clients Market higher-margin bundled solutions Scale bundled service offerings through seamless platform connectivity and pricing incentives for add-on services Industry-based focus Better deploy human capital at accounts with greatest revenue and margin opportunity Utilize broad range of solutions and relationships to better serve clients across all levels of the organization Incentive compensation structures for generating additional revenue opportunities across combined client base while also driving higher-margin bundles Expanding vertical market expertise and range of service offerings Continue to invest in technology and innovation Develop next generation solutions (artificial intelligence) and services Fragmented industry with multiple tuck-in and medium sized opportunities Complement core organic revenue growth Drive additional synergies by leveraging existing platforms 22 Accretive M&A Develop Additional Capabilities Better Leverage Salesforce Bundle Suite of Complementary Solutions Cross-sell and Up-sell

Strong Financial Model

Key Trends & Highlights

Revenue and Adj. EBITDA	▪ ~90% of 2017E pro forma revenues already under contract ▪ Significant new contract wins, strong pipeline and high renewal rates drive revenue visibility ▪ Attractive Adj. EBITDA margins (~24%)(1) with further opportunity through identified cost savings actions, facility consolidation, operating leverage and change in business mix
Asset-light Operating Model with Significant Cash Flow Generation	▪ High variable cost component drives resilient margins ▪ 70% of SourceHOV costs are variable and onsite customers for Novitex have 100% variable costs ▪ Increasing efficiency through technology investment and continuous automation ▪ Combined company is expected to pay minimal taxes due to NOLs ▪ High free cash flow conversion (~87%)(2) driven by relatively low capex spend given historic investment in infrastructure and technology
Significant Near-Term Synergies	▪ Identified low-hanging combination synergies across COGS, G&A and facility overlap ▪ ~$38 million of run-rate cost synergies to be achieved within 12 months ▪ ~$70 million of total annual run-rate cost synergies identified to be executed by year 2 ▪ Strong and experienced, execution-focused management team leading combination; strong track record of synergy realization
Attractive Valuation Relative to Peers	▪ Higher EBITDA margin and growth relative to peers ▪ Implied transaction valuation of ~7.4x multiple of 2017E Pro Forma Adjusted EBITDA vs. peer median of ~11x ▪ Substantial valuation upside based on earnings growth and lower multiple relative to core peers

(1) Includes the adjustment for the acquisition of TransCentra as if it had closed on 1/1/2016 and pro forma adjustments, actioned and in process adjustments and $37.5 million of combined company synergies
(2) Free Cash Flow Conversion defined as (Adj. EBITDA – Capex) / Adj. EBITDA

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Significant and Highly Achievable Cost Synergies There are significant combination cost synergies between SourceHOV and Novitex across COGS, G&A and facility overlap; expected to be executed by Year 2 Information Technology 15% Consolidation of IT Management Savings related to consolidation of IT services Software license replacement with an in-house platform $10.5mm Data entry offshoring Regional management rationalization Consolidation of spend $25.2mm Operations 36% Finance, accounting, legal and human resources departments Vendor savings from consolidation of costs including audit & tax, insurance, and ERP systems $25.6mm Corporate 36% Facilities 13% $9.0mm Lease and headcount savings resulting from facilities consolidation $70.3mm 24 Expect to achieve ~$37.5mm of run-rate cost synergies in the first year, with revenue synergies providing additional upside Total Facilities Corporate Operations Information Technology

Highly-Experienced Management Team Proven track record of merger integration, realizing cost savings and margin improvement Ron Cogburn Chief Executive Officer – Exela Technologies Jim Reynolds Chief Financial Officer – Exela Technologies Leads overall business strategy and mission to provide high-value solutions to clients through the integration of technology and industry expertise Provides financial, operational, and strategic leadership Previous roles include Chief Financial Officer and Chief Accounting Officer of HOV Services and Senior Manager in the Business Advisory Services practice of PricewaterhouseCoopers in the US and Brazil B.S. in Accounting from Michigan State University Certified Public Accountant Previous roles include CEO of SourceHOV and president of HOV Services, Ltd. B.S.C.E. in Structural Design / Construction Management from Texas A&M University Registered professional engineer and nationally recognized testifying expert 30 years of industry experience 25 years of industry experience 25

Favorable Operating Metrics Relative to Peer Group 5.4% 35.6% 35.3% Peer median Peer median 14.5x 14.0x 91.4% 86.9% 83.7% Peer median Peer median Source: Company materials, public filings and Factset as of 4/28/17 Note: Peers include Open Text, Broadridge Financial Services, Computershare, DST Systems, RR Donnelley, Equiniti Group, Cognizant, Wipro, Genpact, Capita, Conduent, ExlService, WNS, McKesson, AMN, HMS, Black Knight Financial, First Data, Fiserv, Jack Henry, FIS and Core Logic Defined as (Adj. EBITDA – Capex) / Adj. EBITDA Calculated using PF Adjusted EBITDA including PF cost savings at standalone SourceHOV and Novitex along with combination synergies Capital structure assumes QPAC2 Trust / PIPE investment of $275 million. Based on total pro forma EBITDA of $377.5 million (based on midpoint of management guidance), including pro forma impact of estimate initial cost synergies of $37.5 million in 2017E (1) (2) (3) 26 ~87%(2) 80.7%79.2% 74.2% 74.6% 11.2x 12.0x 12.2x 11.3x 7.2x 7.4x(3) 2017E Free Cash Flow Conversion(1) Enterprise Value / CY 2017E Adj. EBITDA ~25% 20.6% 21.1% 17.8% 16.7% 11.0% ~3% 4.5% 4.6% 3.2% 3.1% 3.8% 2.3% 2017E Capex as % of Revenue 2017E EBITDA Margin

Highly Attractive Valuation Relative to Peer Group 2017E EBITDA Margin, Revenue Growth and EV / EBITDA Multiple Cognizant Systems – (6%) (4%) (2%) – 2% 4% 6% 8% 10% 2017E Revenue Growth Source: (1) (2) Factset as of 4/28/17, Company filings and press releases. Revenue and EBITDA shown pro forma for acquisitions and divestitures Median of Selected Peers include Broadridge Financial Services, Computershare, DST Systems, Equiniti Group, Wipro, Genpact, and WNS Based on mid-point of management guidance 27 2017E EBITDA Margin 50% 40% 30% CoreLogic 11.1x 20% 10% Computer-share 16.7x DST Broadridge 10.5x Equiniti 11.2x 12.5x 9.6x EV / 2017E EBITDA multiple Exela(2): 2017E EBITDA Margin ~25% 2017E Revenue Growth ~5% Implied EV / 2017E EBITDA 7.4x Median of Selected Peers(1): 2017E EBITDA Margin 20% 2017E Revenue Growth 3% EV / 2017E EBITDA 11.3x

Financial Performance 28

Exela Business Segment Snapshot

Exela Technologies

	Information and Transaction Processing Solutions	Healthcare Solutions	Legal & Loss Prevention Services
Segment Overview	▪ **Enterprise Information Management ("EIM"):** data aggregation, eContent management, and data archival / retrieval ▪ **Banking, Finance & Accounting ("F&A"), Payment, and Public Sector Solutions:** clearing, sanctions, and cross-border settlement; claims processing, benefits administration, and enrollments; payment processing and reconciliation, integrated accounts payable and receivable; income tax processing, benefits administration, and records management ▪ **Unified Communications Services:** secure messaging (voice, chat, SMS), electronic presentment (print & mail) ▪ **Digital Services:** customer communications management, business recovery solutions, business process automation, managed print services ▪ **Document Logistics:** mailroom management, reprographics, document delivery logistics, and hospitality solutions	▪ Revenue cycle solutions, integrated accounts payable and receivables, and information management ▪ **Payer Solutions:** claims processing, claims adjudication and auditing services, enrollment processing and policy management, and scheduling and prescription management ▪ **Provider Solutions:** medical codling and insurance claim generation, underpayment audit and recovery, and medical records management	▪ Processing and administration of legal claims settlements ▪ Project management support, notification to claimants ▪ Claimant support services ▪ Revenue recovery services for delinquent accounts receivable
Adj. Revenue[(1)] (2016)	$1,085 76%	$248 17%	$102 7%
Gross Margin (2016)	~25%	~36%	~38%

Span Across Diverse Group of End Markets

ITPS (76%) | HS (17%) | LLPS (7%)

Financial Services (32%) | Commercial & Other[(2)] (25%) | Public Sector (10%) | Healthcare (24%) | Legal (8%)

(1) Includes the adjustment for the acquisition of TransCentra as if it had closed on 1/1/2016
(2) Includes Novitex Offsite / Other and Canada revenue

29

Exela Historical Financial Summary and 2017E Guidance ($ in millions) ($ in millions) PF Adj. EBITDA Margin: 24.4% $1,450 – $1,550 $365 – $390 $1,435 $350 2016 SourceHOV Adj. EBITDA Implemented Cost Savings 2017E Novitex Adj. EBITDA Combination Synergies 2016 2017E SourceHOV Revenue Novitex Revenue ($ in millions) ($ in millions) PF FCF Conversion: 86.8% ~$50 ~$328 $46 $304 2016 2017E 2016 2017E SourceHOV Capex Novitex Capex % Revenue Free Cash Flow PF Free Cash Flow % Free Cash Flow Conversion (1) (2) (3) Includes the adjustment for the acquisition of TransCentra as if it had closed on 1/1/2016 Includes pro forma adjustments, actioned and in process adjustments and $37.5 million of combined company synergies Free Cash Flow defined as Adjusted EBITDA less Capex. 2017E based on mid-pint of management guidance 30 $100 $204 81.6% $6 $40 3.2% Capital Expenditures Free Cash Flow(3) $543 $892 $38 $62 $75 17.4% $175 Revenue(1) Adj. EBITDA(1)(2) and Margins

Exela Long-term Financial Objectives

		Key Drivers
Organic Revenue Growth	▪ ~3 – 4%	▪ Strong signings and pipeline ▪ Cross-selling and up-selling ▪ Run-off of non-core revenue
EBITDA Growth	▪ ~4 – 5%	▪ Business mix shift to higher margin ▪ Synergy realization ▪ Operating leverage ▪ Improving capacity utilization
Capex	▪ ~3% of Revenue	▪ Low ongoing capex requirement given large historic investment

31

Conclusion and Q&A 32

Exela Technologies Key Investment Highlights

Leading information and transaction processing company within the broader BPO industry

- **Global single-source provider of technology-enabled,** mission-critical industry solutions
- Well-positioned in **large and growing, information-intensive industries** such as Financial Services and Healthcare
- **Well diversified across clients and end-markets** – serve 3,500+ clients including **over 60% of the Fortune® 100**
- **Significant growth opportunities** through enhanced capabilities, brand recognition and cross-selling
- **Strong financial model** – recurring revenues (~90%), strong margins (~24% PF Adjusted EBITDA) and strong free cash flow generation (~87% of PF Adjusted EBITDA)
- **Significant and highly achievable cost synergies** across COGS, G&A and facility consolidation to be executed by Year 2
- **Highly experienced management** with track record of successful integrations, realizing cost savings and margin transformation
- **Favorable operating metrics and highly attractive valuation relative to peer group**

33

Appendix 34

SourceHOV Historical Financials

Commentary

- Core business has grown from 2014 to 2016 driven primarily by strong growth in the healthcare business line
  - The Information and Transaction Processing Solutions segment (") is stable with moderate growth, excluding the impact of FX, legacy lines, and project wind-downs
- Certain segments of SourceHOV faced one-time declines, but have become a significantly smaller portion of the revenue
  - The legacy legal claims administration segment has stabilized at 2016 levels post wind-down of the mortgage settlement project, a historical decline due to the lack of large class action events and distributions in the recent market
- SourceHOV's historical EBITDA trends reflect continued efficiency gains from cost reduction and automation despite revenue headwinds in 2014-2016
- Run-rate impact of implemented cost savings represent $49mm (~22%) of 2016 PF Adjusted EBITDA

Revenue



($ in millions)
'14 – '16 CAGR: 10.2%
$651
$140
$218
$292
$805
$132
$252
$421
$790
$102
$248
$440
2014
2015
2016
ITPS
HS
LLPS

Adjusted EBITDA



($ in millions)
Pro Forma Adj. EBITDA Margin: 25.1%
$118
18.1%
$153
19.0%
$224
$49
$2
21.9%
$173
2014
2015
2016(1)
Actioned and In Process Restructuring
Acquisition Adjustments
Adjusted EBITDA Margin

Capital Expenditures



($ in millions)
$10
1.5%
$8
$2
$22
$11
2.7%
$11
$40
$9
4.5%
$30
2014
2015
2016(1)
Growth Capex
Maintenance Capex

(1) *Includes the adjustment for the acquisition of TransCentra as if it had closed on 1/1/2016*

35

SourceHOV EBITDA Reconciliation

SourceHOV EBITDA Reconciliation

($ in millions)

		2014	2015	2016
SourceHOV Net Income		($198)	($45)	($48)
Income Taxes		(38)	(27)	(12)
Interest Expense		48	109	109
Depreciation & Amortization		65	75	80
EBITDA		**($122)**	**$112**	**$129**
Optimization and Restructuring Expenses	1	$17	$5	$8
Transaction and Integration Costs	2	36	18	19
Non-cash Equity Compensation	3	6	8	7
Other Non-cash Charges		1	2	0
Loss on Sale of Assets		1	0	2
Loss on Extinguishment of Debt		19	–	–
Impairment of Intangible Assets		17	–	–
Impairment of Goodwill		138	–	–
Management Fees and Expenses	4	6	7	8
Total Non-cash and Non-recurring Adjustments		$240	$41	$44
Adjusted EBITDA		**$118**	**$153**	**$173**
Acquisition Adjustments				$2
SourceHOV Actioned and In Process Restructuring	5			49
Pro Forma Adjusted EBITDA				**$224**
Memo: Revenue Reconciliation				
Reported Revenue			$805	$790
Acquisition Adjustments			152	102
Total Pro forma Revenue			**$957**	**$892**

Commentary

1. Adjustment represents net salary and benefits associated with positions that were terminated, including severance, retention bonuses, and related fees and expenses; also includes charges incurred by SourceHOV to terminate existing lease contracts as part of facility consolidation initiatives
2. One-time costs incurred related to transactions and integration costs mainly for training employees for a revised set of coding standards, which relates to outsourced medical coding services provided by Lexicode, a division of SourceHOV; the adjustment includes system conversion and integration-related expenses related to running parallel systems
3. Represents the non-cash charges related to restricted stock units granted by SourceHOV that vested during the year
4. Represents management fees paid to HGM and TransCentra's prior owner, Board of Directors fees and corresponding travel, and other expenses not expected to continue on a go-forward basis
5. Downsizing of over 1,250 headcount (plus over 400 additional in early 2017) through technology automation mainly in the FTS, Healthcare, LexiCode, RPS and Technology divisions; in-sourcing of several third parties' contracts, contract renegotiations, and IT restructuring initiatives; and consolidation/closure of 11 facilities

36

Novitex Historical Financials

Commentary

- The core business for Novitex is stable with flat revenues
- Novitex has experienced significant headwinds in the Federal business and today the segment represents less than 7% of revenues. Novitex lost several lower margin Federal accounts due to a change in application of existing regulations relating to their suppliers, but were able to maintain many higher margin accounts
- In '14 and '15, Novitex was additionally impacted negatively by CAD FX rates
- Changes in business mix have begun to improve margins as off-site activities are at higher incremental variable margins and the fixed operating base is covered by existing customers
- Recently developed mega-centers additionally drive higher margin performance

Revenue



($ in millions)
'14 – '16 CAGR
Core: (6.8%)
$625
$6
$104
$515
$576
$121
$455
$543
$124
$419
2014
2015
2016
Document Logistics
Digital Services
MSS (1)

Adjusted EBITDA



($ in millions)
Pro Forma Adj. EBITDA
Margin: 16.2%
$76
$74
$88
$13
$75
12.1%
12.8%
13.9%
2014
2015
2016
Adj. EBITDA
Actioned Restructuring
Adjusted EBITDA Margin

Capital Expenditures(2)



($ in millions)
$8
$19
$16
1.2%
2.4%
1.2%
2014
2015
2016
Capex
Capex % of Revenue

(1) *On August 28, 2014, Novitex completed the sale of its membership interests in Novitex Marketing Services Solutions LLC ("MSS")*
(2) *Net of related financing*

37

Novitex EBITDA Reconciliation 1 ($ in millions) Various one-time costs incurred for the restructuring initiative, consolidation of 9 regional document serving centers into 2 new mega-centers, and establishment of a new technology platform 2014 2015 2016 Novitex Net Income Interest Expense, Net Depreciation & Amortization Benefit from Income Taxes ($14) 38 32 (2) ($21) 46 40 (12) ($19) 48 41 (12) 2 Costs incurred during new contract/customer onboarding such as direct payroll, customer incentives, equipment maintenance, and other operating expenses Gain / (loss) on Early Extinguishment of Debt Completed Restructuring and Cost Reduction Initiatives Non-cash Stock Compensation and Management Fees New Contract Setup $6 11 1 3 ($3) 20 1 3 ($2) 13 2 5 1 3 Run-rate savings impact resulting from headcount rationalization, pro forma adjustment for change to employee benefit plan offerings and pro forma adjustment to account for renegotiated vendor contracts 2 Total Adjustments $22 $21 $18 Adjusted EBITDA $76 $74 $75 3 Novitex Actioned Restructuring $13 38 Pro Forma Adjusted EBITDA$88 EBITDA$54$52$58 SourceHOV EBITDA Reconciliation Commentary

Exela Revenue and Adj. EBITDA Reconciliation ($ in millions) 2016 Revenue SourceHOV ITPS SourceHOV HS SourceHOV LLPS Novitex $440 248 102 543 Pro Forma Revenue $1,333 Adjustment for Acquisition of TransCentra 102 Adj. EBITDA Pro Forma Net (Loss) Interest Expense, Net Income Tax Benefit Depreciation & Amortization Other EBITDA Adjustments ($42) 116 (9) 133 51 Adjusted EBITDA $248 Acquisition Adjustments SourceHOV Actioned and in Process Restructuring Novitex Actioned Restructuring Combined Company Synergies $2 49 13 38 39 Pro Forma Adjusted EBITDA $350 Adjusted Revenue $1,435

Technology | Insight | Innovation 40